Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of iGATE Corporation:

1.	Registration Statement (Form S-8 No. 333-20033) pertaining to the Mastech Corporation 1996 Stock Incentive Plan of iGATE Corporation;

2.	Registration Statement (Form S-8 No. 333-71057) pertaining to the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan of iGATE Corporation;

3.	Registration Statement (Form S-8 No. 333-134689) pertaining to the iGATE Corporation 2006 Stock Incentive Plan of iGATE Corporation; and

4.	Registration Statement (Form S-3 No. 333-170042) of iGATE Corporation.

of our reports dated February 17, 2011, with respect to the 2010 consolidated financial statements of iGATE Corporation and the 2010 effectiveness of internal control over financial reporting of iGATE Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Ernst & Young

New Delhi, India

February 17, 2011